CUSIP No.         61744H105              13G                   PAGE 7 OF 9 PAGES


                           EXHIBIT 1 TO SCHEDULE 13G


                                OCTOBER 9, 1995



     MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


      MORGAN STANLEY GROUP INC.


   BY: /s/ Edward J. Johnsen
      --------------------------------------------------------------------
      Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated


      MORGAN STANLEY & CO. INCORPORATED


   BY: /s/ Edward J. Johnsen
      --------------------------------------------------------------------
      Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated